Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

     In connection with the Quarterly Report of Acelity L.P. Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Joseph F. Woody, as Chief Executive Officer of the Company and Thomas W. Casey, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, to the best of their knowledge, respectively, that (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph F. Woody
Joseph F. Woody
Chief Executive Officer
October 28, 2015

/s/ Thomas W. Casey
Thomas W. Casey
Chief Financial Officer
October 28, 2015